                                                                     Exhibit 5.1

              ___________________________________________________

                       BLACKWELL SANDERS PEPER MARTIN LLP
              ___________________________________________________
               2300 MAIN STREET SUITE 1000 KANSAS CITY, MO 64108
                   P.O. BOX 419777 KANSAS CITY, MO 64141-6777
                     TEL:(816) 983-8000 FAX: (816) 983-8080
                       WEBSITE: www.blackwellsanders.com

                                  May 14, 2004

American Italian Pasta Company
4100 N. Mulberry Drive, Suite 200
Kansas City, Missouri  64116

Ladies and Gentlemen:

         We have acted as counsel to American Italian Pasta Company, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, (the "Act") of 800,000 additional shares of Class A Convertible Common Stock of the Company, $.001 par value per share (the "Class A Common Stock"), issuable under the American Italian Pasta
Company 2000 Equity Incentive Plan (the "Plan"), as amended, and approved by the
Company's stockholders on February 19, 2004.

         In connection with the foregoing, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. Based upon and subject to the foregoing, we are of the opinion that when such shares of Class A Common Stock have been issued and sold by the Company in accordance with the terms of the
Plan, such shares will constitute legally issued, fully paid and non-assessable shares of the Company. This opinion is limited to the Delaware General
Corporation Law.

         We consent to the filing of this opinion as an exhibit to the registration statement pursuant to which such shares will be sold and to the reference to us in such registration statement. Our consent shall not be deemed an admission that we are experts whose consent is required under Section 7 of the Act.

                                    Very truly yours,

                                    /s/ Blackwell Sanders Peper Martin LLP

                                    Blackwell Sanders Peper Martin LLP